SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
July 2, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 2, 2008, Environmental Tectonics Corporation (the “Company”) received a letter from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. Specifically, the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and net losses in its five most recent fiscal years.
     The non-compliance by the Company with Section 1003 of the AMEX Company Guide makes the Company’s common stock subject to being delisted from AMEX. The Company is required to submit a plan to AMEX by August 1, 2008 advising AMEX of the actions that it intends to take to bring the Company into compliance with the continued listing standards set forth in the AMEX Company Guide by January 4, 2010. The Company intends to submit a plan to bring the Company back into compliance with such continued listing standards by such date. There can be no assurance that AMEX will accept the Company’s plan for compliance or, if accepted, that the plan will be implemented by January 4, 2010.
     As a consequence of falling below the continued listing standards of the AMEX Company Guide, the Company will be included in a list of issuers that are not in compliance with AMEX’s continued listing standards. Additionally, an indicator will be added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
     On July 2, 2008, the Company also received a letter from AMEX stating that the Company had resolved the prior continued listing deficiencies referenced in letters received by the Company from AMEX dated July 17, 2007 and October 18, 2007 as a result of the failure by the Company to file certain reports with the Securities and Exchange Commission.
     A copy of the press release issued by the Company on July 9, 2008 regarding receipt of the letter of non-compliance from AMEX is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
          99.1   Press Release dated July 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: July 9, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
99.1   Press Release dated July 9, 2008.